Exhibit 10.35
INNVENTURE, INC.
NOTICE OF GRANT OF APPRECIATION RIGHTS

    Innventure, Inc. (the “Company”) hereby grants to the Participant the number of appreciation rights (“Appreciation Rights”) set forth below under the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”). The Appreciation Rights are being granted under Section 9 of the Plan and are subject to all of the terms and conditions in this Notice of Grant of Appreciation Rights (this “Grant Notice”), in the Appreciation Rights Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, and the Plan and the Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistences between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	[Name]
Date of Grant:	[Date]
Number of Appreciation Rights:	[#]

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INNVENTURE, INC.

Appreciation Rights Agreement

Innventure, Inc. (the “Company”) has granted, pursuant to the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Appreciation Rights (the “Grant Notice”) to which this Appreciation Rights Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Appreciation Rights under Section 9 of the Plan as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Grant Notice, or, if not defined therein, then in the Plan. As used in this Agreement:
(a)“Accelsius” means Accelsius Holdings LLC.
(b)“Base Price” means the fair market value (as determined by the Committee in its reasonable discretion) of a Class A Common Unit of Accelsius on the Date of Grant.
(c)“Disability” (or similar terms) shall mean a circumstance in which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.
(d)“Spread” means the excess of the fair market value (as determined by the Committee in its reasonable discretion) of a Class A Common Unit of Accelsius on the date when an Appreciation Right is exercised over the Base Price.
2.Grant of Appreciation Rights. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the number of Appreciation Rights set forth in the Grant Notice (the “Appreciation Rights”). Subject to and upon the terms and conditions of this Agreement, and the Plan, each Appreciation Right shall represent the right of the Participant to receive a number of shares of Common Stock equal in value (as described in Section 5) to 100% of the Spread; provided, however, that the Committee may, in its discretion, determine that the Participant will instead receive cash equal to 100% of the Spread.
3.Restrictions on Transfer of Appreciation Rights. Subject to Section 15 of the Plan, neither the Appreciation Rights evidenced hereby nor any interest therein or in any shares of Common Stock payable pursuant to such Appreciation Rights shall be transferable prior to

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payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.
4.Exercise of Appreciation Rights. The Appreciation Rights shall be automatically exercised upon the earliest to occur of: (i) the two-year anniversary of the Date of Grant, (ii) the Participant’s death, or (iii) the Participant’s Disability.
5.Form and Time of Payment of Appreciation Rights.
(a)Payment for the Appreciation Rights shall be made in the form of shares of Common Stock (with the number of such shares to be equal to the aggregate Spread of the Appreciation Rights divided by the Market Value per Share on the date of payment), unless otherwise determined by the Committee.
(b)Payment for the Appreciation Rights shall be made within 30 days after the earliest of the following: (i) the two-year anniversary of the Date of Grant, (ii) the Participant’s death or (iii) the Participant’s Disability.
(c)The Company’s obligations to the Participant with respect to the Appreciation Rights will be satisfied in full upon the issuance of shares of Common Stock (or cash, if determined by the Committee) corresponding to such Appreciation Rights.
6.Dividend Equivalents; Voting and Other Rights.
(a)The Participant shall have no rights of ownership in the shares of Common Stock that may be issued or transferred pursuant to the Appreciation Rights and no right to vote the shares of Common Stock that may be issued or transferred pursuant to the Appreciation Rights unless and until the date on which the shares of Common Stock underlying the Appreciation Rights are issued or transferred to the Participant pursuant to Section 5 above.
(b)The Participant shall not have any rights to dividends or dividend equivalents with respect to the Appreciation Rights.
(c)The obligation of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
7.Adjustments. The Committee will adjust the number of Appreciation Rights covered by this Agreement or the other terms of the Appreciation Rights in the event that the Committee, in its sole discretion, determines, in good faith, such adjustment is equitably required to prevent dilution or enlargement of the rights of the Participant that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Accelsius, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
8.Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by the Participant under this Agreement, and the amounts available to the Company for such

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withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If the Participant’s benefit is to be received in the form of cash, then the Company will withhold from such cash the amount required to be withheld. If the Participant’s benefit is to be received in the form of shares of Common Stock, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in the Participant’s income. In no event will the market value of Common Stock to be withheld pursuant to this Section 8 to satisfy applicable withholding taxes or other amounts exceed the minimum amount of taxes required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
9.Compliance with Law.
(a)The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
(b)Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement or otherwise limits the Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002) and (ii) nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
10.Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the Appreciation Rights.
11.Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance,

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promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
12.No Right to Future Awards or Service. The grant of the Appreciation Rights under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Appreciation Rights and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to provide service or continue to provide service to the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the service or adjust the compensation of the Participant.
13.Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its Subsidiaries.
14.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
15.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
16.Relation to Plan. The Appreciation Rights granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
17.Clawback. The Participant acknowledges and agrees that the terms and conditions set forth in the Innventure, Inc. Compensation Clawback Policy (as may be amended and restated from time to time, the “Clawback Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy is applicable to the Participant, it creates additional rights for the Company with respect to applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation awards granted to the Participant by the Company. Notwithstanding any provisions in this Agreement to the contrary, applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback or recoupment policy, including the Clawback Policy and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in

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effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting the Appreciation Right award under the Plan and pursuant to this Agreement, the Participant consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup other applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
18.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Appreciation Rights and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
20.Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
21.Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
22.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below.

INNVENTURE, INC.

By:

Name:
Title:
Date:

Participant Acknowledgment and Acceptance

By:

Print Name:
Date:

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